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                         CONSENT OF INDEPENDENT AUDITORS


            We consent to the use of our report dated December 29, 1995, accompanying the financial statements of the Dean Witter Select Equity Trust Select 5 Industrial Portfolio 96-1, included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.


                                          Deloitte & Touche LLP
                                          Deloitte & Touche LLP
December 29, 1995
New York, New York